    Exhibit 10.2
Amendment No. 1 to Original Design Manufacturer and Supply Agreement
by and between iRobot Corporation and Shenzhen PICEA Robotics Co., Ltd.
(f/k/a Shenzhen 3irobotix Co., Ltd.)

This Amendment No. 1 to Original Design Manufacturer and Supply Agreement (the “Amendment”) is entered into as of the last date signed below by and between the following parties:
(1)iRobot Corporation, a Delaware corporation with its principal place of business at 8 Crosby Drive, Bedford, MA 01730 U.S.A. and its subsidiaries and affiliates (“iRobot”);
and
(2)Shenzhen PICEA Robotics Co., Ltd. (f/k/a Shenzhen 3irobotix Co., Ltd.), a Chinese company with its principal place of business at C6 Building 101, 201, 301, 401, 501, C1 Building, C2 Building, No. 145, and C1 Building, C2 Building, C3 Building, No. 5, Yuhu Road, Yulv Community, Yutang Street, Guangming District, Shenzhen, zip code 518057 and its subsidiaries and affiliates (“Supplier”).
iRobot and Supplier are referred to individually as a “Party” and collectively as the “Parties” hereinafter.

WHEREAS, iRobot and Supplier have entered into an Original Design Manufacturer and Supply Agreement with various addenda effective August 15, 2023 (the “Agreement”), and the Parties agree and acknowledge the Agreement is, and has always been, in full force and effect; and

WHEREAS, the Parties now desire to extend the term of the Agreement by an additional two years; and
WHEREAS, subject to the terms set forth herein, the Parties are willing to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Section 6.1 of the Agreement is modified as follows:

Price. The price and any associated fees for NRE or Tooling for a Product shall be as specified on the applicable Product Addendum and may not be changed without written agreement by the Parties. Supplier understands and will support iRobot’s requirement for mutually agreed upon fixed annual pricing for all Products and related accessories and spare parts. Supplier will extend fixed annual pricing for Products and accessories/spares to iRobot and iRobot’s Approved Third Parties. Supplier shall extend such mutually agreed upon fixed annual pricing to iRobot and iRobot Approved Third Parties based on non-binding volume guidance from iRobot for the following calendar year (“Estimated Annual Usage” or “EAU”).

Pricing is included in the relevant Product Addendum. For subsequent years, fixed pricing for a given calendar year will be agreed upon by the Parties no later than Nov 15th, any year, for the upcoming year (Jan 1 to Dec 31) for each Product.

2.Section 8.1 of the Agreement is modified as follows:

Supplier Initiated End of Life. Supplier shall provide iRobot with no less than six (6) months written notice of any Product that will reach end of life. During the last six (6) months of the end-of-life period, Supplier will provide iRobot with a “last time buy” option inclusive of the same or similar multi-year production schedule, free of any penalty and at the then agreed upon pricing. Supplier will ensure that production capacity during the last six (6) months is, at a minimum, no less than the previous six (6) months’ production capacity.

3.Section 20.1 of the Agreement is modified as follows:

Term. The initial term of this Agreement expiring August 15, 2025 (the “Term”) is hereby extended for an additional two (2) years to continue until August 15, 2027. The Term may be further extended by written mutual agreement of the Parties. All Purchase Order(s) accepted by Supplier prior to the expiration of this Agreement shall be fulfilled and paid pursuant to and subject to the terms of the Purchase Order.

4.Section 28.8 of the Agreement is modified as follows:

Legal Notices. The initial legal notices about Supplier of this Agreement is hereby modified to:
Shenzhen PICEA Robotics Co., Ltd.
C6 Building 101,201,301,401,501, C1 Building, C2 Building, No. 145, and C1 Building, C2 Building, C3 Building, No. 5, Yuhu Road, Yulv Community, Yutang Street, Guangming District, Shenzhen, 518057, China.
Attn: ODM Business Unit General Manager
Email: lih2062@piceacorp.com

5.Effectiveness. This Amendment shall become effective upon execution by the duly authorized representatives of the Parties.

6.No Modification. Except as expressly amended hereby, the Agreement remains unmodified and in full force and effect. The Parties agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

7.Governing Law. This Amendment will be governed by the laws of Commonwealth of Massachusetts (without regards to its conflict of laws’ provisions). The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Amendment. The English language will control this document.
8.Dispute Resolution. Any dispute or difference arising out of or in connection with this Amendment shall be resolved in accordance with Section 26 of the Agreement regarding dispute resolution.

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    IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date set forth below.

iRobot Corporation

By: /s/ Jeffrey Engel
Name: Jeffrey Engel
Title: President and Chief Operating Officer
Date: July 26, 2025

Shenzhen PICEA Robotics Co., Ltd.
(f/k/a Shenzhen 3irobotix Co., Ltd.)

By: /s/ Richard Li
Name: Richard Li
Title: ODM BU General Manager
Date: July 28, 2025

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